As filed with the Securities and Exchange Commission on May 21, 2004
Registration No. 333-110389

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

Form S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Art Technology Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	04-3141918
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

25 First Street, Second Floor

Cambridge, Massachusetts 02141
(617) 386-1000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Robert D. Burke

President and Chief Executive Officer
Art Technology Group, Inc.
25 First Street, Second Floor
Cambridge, Massachusetts 02141
(617) 386-1000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Michael A. Pellini, Esq. Director Legal Affairs Art Technology Group, Inc. 25 First Street, Second Floor Cambridge, Massachusetts 02141 Telephone: (617) 386-1000 Fax: (617) 386-1111	Mark L. Johnson, Esq. Hale and Dorr LLP 60 State Street Boston, Massachusetts 02109 Telephone: (617) 526-6000 Fax: (617) 526-5000

    Approximate date of commencement of proposed sale to public: From time to time after this registration statement becomes effective.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☑

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐                        .

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐                        .

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

    The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 21, 2004

$50,000,000

Art Technology Group, Inc.

Common Stock

Preferred Stock
Warrants

        We may issue from time to time common stock, preferred stock and warrants to purchase common stock or preferred stock, which we refer to collectively as the securities, for an aggregate initial public offering price of up to $50,000,000. We may sell the securities to or through underwriters, directly to investors or through agents. We will specify the terms of securities, and names of any underwriters or agents, in supplements to this prospectus.

      Our common stock is traded on the Nasdaq National Market under the symbol “ARTG.”

       Investing in the securities involves risks. See “Risk Factors” on page 2.

       Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

      This prospectus may not be used to consummate sales of securities unless it is accompanied by a prospectus supplement.

Prospectus dated                     , 2004

ABOUT THIS PROSPECTUS
RISK FACTORS
SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION
USE OF PROCEEDS
THE SECURITIES WE MAY OFFER
DESCRIPTION OF COMMON STOCK AND PREFERRED STOCK
DESCRIPTION OF WARRANTS
PLAN OF DISTRIBUTION
VALIDITY OF SECURITIES
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION
INCORPORATION OF DOCUMENTS BY REFERENCE
EX-23.1 CONSENT OF ERNST & YOUNG LLP
EX-23.2 NOTICE RE: CONSENT OF ARTHUR ANDERSEN LLP

      We were incorporated in Delaware in 1997. Our principal executive offices are located at 25 First Street, Second Floor, Cambridge, Massachusetts and our telephone number is (617) 386-1000. Our web site is located at www.atg.com. We have not incorporated by reference into this prospectus the information on our web site, and you should not consider it to be a part of this document.

      You should rely only on the information contained in this prospectus, including information incorporated by reference as described above, or any prospectus supplement or that we have specifically referred you to. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents or that any document incorporated by reference is accurate as of any date other than its filing date. You should not consider this prospectus to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized. Furthermore, you should not consider this prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

ART TECHNOLOGY GROUP, INC.

      We deliver software solutions to help consumer-facing organizations create an interactive experience for their customers and partners via the Internet and other channels. Our software helps our clients market, sell and provide self-service opportunities to their customers and partners, which can enhance our clients’ revenues, reduce their costs and improve their customers’ satisfaction. We also offer related services, including support, education and professional services.

      Businesses and governments can use our solutions to provide a more productive and satisfying experience to users of their online services. By capturing and maintaining information about those online users’ personal preferences and online history, our software enables our clients to provide customers or customer segments with solutions specifically tailored to the customers’ needs. We seek to differentiate ourselves by designing applications that make it simpler to develop and maintain user profile information across multiple complex data sources, easier to model and influence desired user behavior, and faster to develop and maintain dynamic web content with a smaller investment than otherwise required. We provide tools to enable our clients to analyze the behavior of their customers and to improve the effectiveness of our clients’ merchandising. We also address our clients’ desire to provide a unified experience for their customers regardless of the channel through which they interact: online, in-store, or via a kiosk, mobile device or call center.

      Our principal target markets are Global 2000 companies, government organizations, and other businesses that have large numbers of online users and utilize the Internet as a primary business channel. In the past, we have focused on providing our software and services to businesses in financial services, retail, media and entertainment, telecommunications, consumer products and services industries. We have delivered online solutions to companies such as Aetna Services, Alcatel, American Airlines, Barclays Global Investors, Best Buy, BMG Direct, Deutsche Post, Eastman Kodak, Ford Motor Credit, France Telecom, HSBC, J. Crew, Philips, Sun Microsystems, Walgreens and Wells Fargo.

      We historically have provided Internet commerce and software solutions, including an application server and application products. We believe that the development of infrastructure products, including our application server, has become increasingly standards driven and that in the future there will be limited opportunities to differentiate ourselves based on our application server. As a result, while we intend to meet the standards requirements for our application server, we are focusing principally on developing application products, including several new application products that were introduced in 2004. We offer application products in the following three functional areas:

•	Our marketing applications are designed to help businesses attract new customers, promote new offerings to existing customers, and improve the cost-effectiveness of existing marketing expenditures. Our clients use our tools to integrate their online marketing activities with related sales and self-service initiatives. Our tools are designed to allow businesses to increase marketing effectiveness by visually defining desired customer experience activities and events that will drive desirable customer behavior.

•	Our online sales applications are used by our clients to facilitate transactions with consumers and channel partners. These commerce offerings are designed for the development of large consumer-facing e-commerce sites and channel partner extranets. We believe that, by using our online sales and marketing solutions together, our clients can create sophisticated promotions and offers that can drive incremental sales.

•	Our self-service applications are designed to decrease call-center service costs, to improve the speed with which customer needs are met, and to increase customer loyalty and satisfaction. We believe our self-service solutions become more useful through the use of our advanced personalization capabilities, which are designed to increase the likelihood that customer inquiries will be managed online avoiding the need for costly call center inquiry.

ABOUT THIS PROSPECTUS

      This prospectus is part of a registration statement, which we refer to below as the registration statement, that we filed with the SEC using a “shelf” registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings for an aggregate initial public offering price of up to $50,000,000. This prospectus contains a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of those securities. In the prospectus supplement, we also may supplement, update or change information contained in this prospectus. This prospectus, together with the applicable prospectus supplement, includes all material information relating to an offering.

RISK FACTORS

      Investing in our securities involves risk. Please see the risk factors described in our quarterly report on Form 10-Q for the quarter ended March 31, 2004, which is incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations.

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

      This prospectus, any prospectus supplement and the documents we incorporate by reference in this prospectus contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. For this purpose, any statements contained in this prospectus or incorporated by reference in this prospectus that are not statements of historical fact may be deemed to be forward-looking statements. We may, in some cases, use words such as “project,” “believe,” “anticipate,” “plan,” “expect,” “estimate,” “intend,” “should,” “will,” “could” or “may” or other words that convey uncertainty of future events or outcomes to identify forward-looking statements. There are a number of important factors that could cause our actual results to differ materially from the results anticipated by these forward-looking statements, including: the effect of weakened or weakening economic conditions or perceived conditions on the level of spending by customers and prospective customers for our software and services; financial and other effects of cost control measures; quarterly fluctuations in our revenues or other operating results; customization and deployment delays or errors associated with our products; the result of longer sales cycles for our products; satisfaction levels of customers regarding the implementation and performance of our products; our need to maintain and enhance business relationships with resellers and other parties who may be affected by changes in the economic climate; our ability to maintain and enhance our relationship with IBM or other strategic third parties and to successfully integrate our products with those of IBM; our ability to attract and maintain qualified executives and other personnel and to motivate employees; activities related to protection of intellectual property; potential adverse financial and other effects of litigation; the release of competitive products; other activities by competitors; and the other risks included in or incorporated by reference into this prospectus. These important factors include the factors that we identify in the documents we incorporate by reference in this prospectus. You should read these factors and the other cautionary statements made or incorporated by reference in this prospectus as being applicable to all related forward-looking statements wherever they appear in this prospectus or in the documents incorporated by reference.

USE OF PROCEEDS

      Unless we otherwise indicate in the applicable prospectus supplement, we currently intend to use the net proceeds from the sale of the securities for working capital and other general corporate purposes, which may include acquisitions of businesses, assets and technologies that are complementary to our business.

      We may set forth additional information on the use of net proceeds from the sale of securities we offer under this prospectus in a prospectus supplement relating to the specific offering.

THE SECURITIES WE MAY OFFER

      The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If we indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below. We will also include in the prospectus supplement information, where applicable, about material United States federal income tax considerations relating to the securities, and the securities exchange or market, if any, on which the securities will be listed.

      We may sell from time to time, in one or more offerings, one or more of the following securities:

•	common stock;

•	preferred stock; and

•	warrants to purchase common stock or preferred stock.

      The total aggregate initial public offering price of all securities that we may issue will not exceed $50,000,000.

      This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

DESCRIPTION OF COMMON STOCK AND PREFERRED STOCK

      The following description of our common stock and preferred stock, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the common stock and preferred stock that we may offer under this prospectus. For the complete terms of our common stock and preferred stock, please refer to our charter and by-laws, which are incorporated by reference into the registration statement. Delaware corporate law also may affect the terms of these securities. While the terms summarized below will apply generally to any future common stock or preferred stock that we may offer, we will describe the particular terms of any series of these securities in more detail in the applicable prospectus supplement. If we indicate in a prospectus supplement, the terms of any common stock or preferred stock we offer under that prospectus supplement may differ from the terms we describe below.

      Under our charter, our authorized capital stock consists of 200,000,000 shares of common stock, $0.01 par value per share, and 10,000,000 shares of preferred stock, $0.01 par value, of which 500,000 shares are designated Series A junior participating preferred stock. As of May 19, 2004, we had 73,528,709 shares of common stock outstanding and no shares of preferred stock outstanding. All outstanding shares of common stock are duly authorized, validly issued, fully paid and non-assessable.

Common Stock

      Voting. For all matters submitted to a vote of stockholders, each holder of common stock is entitled to one vote for each share registered in the holder’s name on our books. Our common stock does not have cumulative voting rights. As a result, subject to the voting rights of any outstanding preferred stock, persons who hold more than 50% of the outstanding common stock entitled to elect members of the board of directors can elect all of the directors who are up for election in a particular year.

      Dividends. If the board of directors declares a dividend, holders of common stock will receive payments from our funds that are legally available to pay dividends. This dividend right is subject, however, to any preferential dividend rights we may grant to the persons who hold preferred stock, if any is outstanding.

      Liquidation and Dissolution. If we are liquidated or dissolved, holders of common stock will be entitled to share ratably in all the assets that remain after we pay our liabilities and any amounts we may owe to any holders of outstanding preferred stock.

      Other Rights and Restrictions. Holders of common stock do not have preemptive rights, and they have no right to convert their common stock into any other securities. Our common stock is not subject to redemption by us. The rights, preferences and privileges of common stockholders are subject to the rights of the holders of any outstanding series of preferred stock. Our charter and by-laws do not restrict the ability of a holder to transfer shares of common stock. When we issue shares of common stock in an offering pursuant to this prospectus, the shares will be fully paid and non-assessable and will not have, or be subject to, any preemptive or similar rights.

      Listing. Our common stock is listed on The Nasdaq National Market.

      Transfer Agent and Registrar. The transfer agent and registrar for our common stock is EquiServe Trust Company, N.A.

Preferred Stock

      General. Our charter authorizes the board of directors to issue preferred stock in one or more series and to determine the voting rights and dividend rights, dividend rates, liquidation preferences, conversion rights, redemption rights, including sinking fund provisions and redemption prices, and other terms and rights of each series of preferred stock. We will fix the rights, preferences, privileges and restrictions of the preferred stock of each series in the certificate of designation relating to that series. Before we issue shares of any series of preferred stock in an offering pursuant to this prospectus, we will incorporate by reference as an exhibit to the registration statement the form of the certificate of designation establishing the terms of the series of preferred stock. In addition, the applicable prospectus supplement will set forth the following terms with respect to the offered shares of preferred stock:

•	the title and stated value;

•	the number of shares we are offering;

•	the liquidation preference per share;

•	the purchase price;

•	the dividend rate, period and payment date, and method of calculation for dividends;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•	the procedures for any auction and remarketing, if any;

•	the provisions for a sinking fund, if any;

•	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

•	any listing of the preferred stock on any securities exchange or market;

•	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;

•	voting rights, if any, of the preferred stock;

•	preemption rights, if any;

•	restrictions on transfer, sale or other assignment, if any;

•	whether interests in the preferred stock will be represented by depositary shares;

•	a discussion of any material or special United States federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

•	any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

      When we issue shares of preferred stock under this prospectus, the shares, when issued, will be fully paid and non-assessable and will not have, or be subject to, any preemptive or similar rights.

      Voting Rights. Delaware corporate law provides that the holders of preferred stock will have the right to vote separately as a class on any proposal involving fundamental changes in the rights of holders of that preferred stock. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation.

      Other. The preferred stock could have other rights, including economic rights senior to our common stock, so that the issuance of the preferred stock could adversely affect the market value of our common stock. The issuance of the preferred stock may also have the effect of delaying, deferring or preventing a change in control of our company without any action by our stockholders.

Rights Plan

      In September 2001, we adopted a rights plan. Under the rights plan, we distributed one preferred stock purchase right as a dividend on each outstanding share of our common stock. The rights will expire on September 26, 2011 unless they are redeemed or exchanged before that time. Each right entitles the holder to purchase one one-thousandth of a share of our Series A junior participating preferred stock at a purchase price of $15.00 per right, subject to adjustment.

      The rights will be exercisable only if a person or group has acquired beneficial ownership of 15% or more of the outstanding shares of our common stock or commences a tender or exchange offer that would result in that person or group owning 15% or more of the outstanding shares of our common stock. If any person or group becomes the beneficial owner of 15% or more of the shares of our common stock, except in a tender or exchange offer for all shares at a fair price as determined by the outside members of the board of directors, each right not owned by the 15% stockholder will entitle its holder to purchase that number of shares of our common stock which equals the exercise price of the right divided by one-half of the market price of our common stock at the date of the occurrence of the event. In addition, if we are involved in a merger or other business combination transaction with another entity in which we are not the surviving corporation or in which our common stock is changed or converted, or if we sell or transfer 50% or more of our assets or earning power to another entity, each right will entitle its holder to purchase a number of shares of common stock of the other entity that equals the exercise price of the right divided by one-half of the market price of that common stock at the date of the occurrence of the event. We generally will be entitled to redeem the rights at $.001 per right at any time until the tenth business day following public announcement that a 15% stock position has been acquired and in specified other circumstances.

      The rights have anti-takeover effects. They may cause substantial dilution to a person or entity attempting to acquire us on terms not approved by the board of directors, except under the terms of an offer conditioned on a substantial number of rights being acquired. The rights should not interfere with any merger or other business combination approved by the board, since we may redeem the rights at $.001 per right.

Effects of Authorized but Unissued Stock

      We have shares of common stock and preferred stock available for future issuance without stockholder approval. We may issue these additional shares for a variety of corporate purposes, including public offerings to raise additional capital, corporate acquisitions or stock dividends on our capital stock.

      The existence of unissued and unreserved common stock and preferred stock may enable the board of directors to issue shares to persons friendly to current management or to issue preferred stock with terms that could render more difficult or discourage a third-party attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, thereby protecting the continuity of our management. In addition, if we issue preferred stock, the issuance could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation.

Delaware Law and Charter and By-Law Provisions

      Business Combinations. We are subject to the provisions of Section 203 of the Delaware General Corporation Law. Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to specified exceptions, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years did own, 15% or more of a corporation’s voting stock.

      Our charter divides the board of directors into three classes with staggered three-year terms. In addition, our charter provides that directors may be removed only for cause by the affirmative vote of the holders of two-thirds of our shares of capital stock entitled to vote. Under our charter, any vacancy on the board, including a vacancy resulting from an enlargement of the board, may only be filled by vote of a majority of our directors then in office. The classification of the board and the limitations on the removal of directors and filling of vacancies could make it more difficult for a third party to acquire, or discourage a third party from acquiring, control of the company. Our charter and by-laws require the affirmative vote of the holders of at least 75% of the shares of our capital stock issued and outstanding and entitled to vote to amend or repeal any of the provisions described in this paragraph.

      Limitation of Liability; Indemnification. Our charter contains provisions permitted under Delaware corporate law relating to the liability of directors. These provisions eliminate a director’s liability for monetary damages for a breach of fiduciary duty, except in circumstances involving wrongful acts, such as the breach of a director’s duty of loyalty or acts or omissions that involve intentional misconduct or a knowing violation of law. This limitation on liability does not alter the liability of our directors and officers under federal securities laws. Furthermore, our charter contains provisions to indemnify our directors and officers to the fullest extent permitted by the Delaware corporate law. These provisions do not limit or eliminate our right or the right of any stockholder to seek non-monetary relief, such as an injunction or rescission in the event of a breach by a director or an officer of the duty of care to us. We believe that these provisions assist us in attracting and retaining qualified individuals to serve as directors.

      Stockholder Action; Special Meeting of Stockholders. Our charter also provides that any action required or permitted to be taken by our stockholders may be taken only at a duly called annual or special meeting of stockholders and may not be taken by written action in lieu of a meeting. In addition, our charter provides that special meetings of stockholders may be called only by the chairman of the board, president or board. Under our by-laws, in order for any matter to be considered properly brought before a meeting, a stockholder must comply with advance notice requirements. These provisions have the effect of limiting holders of less than a majority of our voting securities from calling a special meeting of stockholders. They also could have the effect of delaying until the next stockholder meeting actions that are favored by the holders of a majority of our outstanding voting securities. These provisions may also discourage a third party from making a tender offer for our common stock, because even if it acquired a majority of our outstanding voting securities, the third party would be able to take action as a stockholder (such as electing new directors or approving a merger) only at a duly called stockholders’ meeting, and not by written consent. Our charter and by-laws require the affirmative vote of the holders of at least 75% of the shares of our capital stock issued and outstanding and entitled to vote to amend or repeal any of the provisions described in this paragraph.

      Advance Notice Requirements for Stockholder Proposals and Director Nominations. Our by-laws provide that nominations for election to the board of directors may be made either by the board or by a stockholder who complies with specified notice provisions. Our by-laws contain similar advance notice provisions for stockholder proposals for action at stockholder meetings. These provisions prevent stockholders from making nominations for directors and stockholder proposals from the floor at any stockholder meeting and require any stockholder making a nomination or proposal to submit the name of the nominees for board seats or the stockholder proposal, together with specified information about the nominee or any stockholder proposal, prior to the meeting at which directors are to be elected or action is to be taken. These provisions ensure that stockholders have adequate time to consider nominations and proposals before action is required, and they may also have the effect of delaying stockholder action. Our by-laws require the affirmative vote of the holders of at least 75% of our outstanding voting securities to amend or repeal these provisions.

DESCRIPTION OF WARRANTS

      The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement.

General

      We may issue warrants for the purchase of common stock or preferred stock in one or more series. We may issue warrants independently or together with common stock and preferred stock, and the warrants may be attached to or separate from these securities.

      We will evidence each series of warrants by warrant certificates that we will issue under a separate agreement. We will enter into the warrant agreement with a warrant agent. Each warrant agent will be a bank that we select which has its principal office in the United States and a combined capital and surplus of at least $50,000,000. We will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

      We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

•	the offering price and aggregate number of warrants offered;

•	the currency for which the warrants may be purchased;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•	the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the manner in which the warrant agreement and warrants may be modified;

•	federal income tax consequences of holding or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

      Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

      Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to 5:00 P.M., Eastern time, on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

      Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

      Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights by Holders of Warrants

      Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

PLAN OF DISTRIBUTION

      We may sell the securities being offered hereby in one or more of the following ways from time to time:

•	through agents to investors;

•	to or through underwriters for resale to investors; or

•	directly to investors.

      We will set forth in a prospectus supplement the terms of the offering of securities, including:

•	the name or names of any agents or underwriters;

•	the purchase price of the securities being offered and the proceeds we will receive from the sale;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which such securities may be listed.

Agents

      We may designate agents who agree to use their reasonable efforts to solicit purchases for the period of their appointment or to sell securities on a continuing basis.

Underwriters

      If we use underwriters for a sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. The underwriters will be obligated to purchase all the securities of the series offered if they purchase any of the securities of that series. We may change from time to time any initial public offering price and any discounts or concessions the underwriters allow or reallow to dealers. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement naming the underwriter the nature of any such relationship.

Direct Sales

      We may also sell securities directly to one or more investors without using underwriters or agents.

      Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation. We may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may engage in transactions with or perform services for us or our subsidiaries in the ordinary course of their businesses.

Trading Markets and Listing of Securities

      Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than our common stock, which is listed on the Nasdaq National Market. We may elect to list any other class or series of securities on any exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

      In connection with an offering, an underwriter may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Shorts sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional securities, if any, from us in the offering. If the underwriters have an over-allotment option to purchase additional securities from us, the underwriters may close out any covered short position by either exercising their over-allotment option or purchasing securities in the open market. In determining the source of securities to close out the covered short position, the underwriters may consider, among other things, the price of securities available for purchase in the open market as compared to the price at which they may purchase securities through the over-allotment option. “Naked” short sales are any sales in excess of such option or where the underwriters do not have an over-allotment option. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.

      Accordingly, to cover these short sales positions or to otherwise stabilize or maintain the price of the securities, the underwriters may bid for or purchase securities in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if securities previously distributed in the offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. The impositions of a penalty bid may also effect the price of the securities to the extent that it discourages resale of the securities. The magnitude or effect of any stabilization or other transactions is uncertain. These transactions may be effected on the Nasdaq National Market or otherwise and, if commenced, may be discontinued at any time.

VALIDITY OF SECURITIES

      The validity of the securities offered hereby will be passed upon for us by Hale and Dorr LLP, Boston, Massachusetts.

EXPERTS

      Our consolidated financial statements as of and for the years ended December 31, 2002 and 2003 appearing in our Annual Report on Form 10-K for the year ended December 31, 2003 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

      Our consolidated financial statements for the year ended December 31, 2001 appearing in our Annual Report on Form 10-K for the year ended December 31, 2003 have been audited by Arthur Andersen LLP, independent accountants, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing. Arthur Andersen LLP has not consented to the inclusion of their report in this prospectus, and we have not obtained their consent to do so in reliance upon Rule 437a under the Securities Act.

WHERE YOU CAN FIND MORE INFORMATION

      We file reports, proxy statements and other documents with the SEC. You may read and copy any document we file with the SEC at the public reference facilities the SEC maintains at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. You may also obtain copies of these materials by mail from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. You may call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.

      The SEC also maintains a web site, the address of which is http://www.sec.gov. That site also contains our annual, quarterly and special reports, proxy statements, information statements and other information.

      This prospectus is part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus regarding us and the securities, including exhibits. You can obtain a copy of the registration statement from the SEC at the address or web site listed above.

INCORPORATION OF DOCUMENTS BY REFERENCE

      The SEC allows us to incorporate into this prospectus information that we file with the SEC in other documents. This means that we can disclose important information to you by referring to other documents that contain that information. Any information that we incorporate by reference is considered part of this prospectus. The documents and reports that we list below are incorporated by reference into this prospectus. In addition, all documents and reports that we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act after the date of this prospectus are incorporated by reference in this prospectus as of the respective filing dates of these documents and reports. Statements contained in documents that we file with the SEC and that are incorporated by reference in this prospectus will automatically update and supersede information contained in this prospectus, including information in previously filed documents or reports that have been incorporated by reference in this prospectus, to the extent the new information differs from or is inconsistent with the old information.

      We have filed or may file the following documents with the SEC. These documents are incorporated herein by reference as of their respective dates of filing:

•	our Annual Report on Form 10-K for the year ended December 31, 2003;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2004;

•	all our filings pursuant to the Securities Exchange Act after the date of filing the initial registration statement and prior to the effectiveness of the registration statement; and

•	the description of our common stock and related preferred stock purchase rights contained in our registration statement on Form 8-A filed with the SEC on July 12, 1999, including amendments and reports filed for the purpose of updating that description.

      You may request, orally or in writing, a copy of these documents, which will be provided to you at no cost, by contacting our Secretary, Edward Terino, at Art Technology Group, Inc., 25 First Street, Second Floor, Cambridge, Massachusetts 02141, telephone (617) 386-1000.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.     Other Expenses of Issuance and Distribution.

      The following table sets forth the various expenses to be incurred in connection with the registration of the securities being registered hereby, all of which will be borne by the registrant. All amounts shown are estimates except the SEC registration fee.

SEC registration fee	$4,045
Printing expenses	5,000
Legal fees and expenses	15,000
Accounting fees and expenses	10,000
Miscellaneous	5,955

Total expenses	40,000

Item 15.     Indemnification of Directors and Officers.

      Section 102 of the Delaware General Corporation Law allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. The registrant has included such a provision in its charter.

      Section 145 of the Delaware General Corporation Law provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which such person is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his or her conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

      Article Eighth of the registrant’s charter provides that no director of the registrant shall be personally liable for any monetary damages for any breach of fiduciary duty as a director, except to the extent that the Delaware General Corporation Law prohibits the elimination or limitation of liability of directors for breach of fiduciary duty.

      Article Ninth of the registrant’s charter provides that a director or officer of the registrant:

(a) shall be indemnified by the registrant against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement incurred in connection with any litigation or other legal proceeding (other than an action by or in the right of the registrant) brought against such person by virtue of his or her position as a director or officer of the registrant if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful and

(b) shall be indemnified by the registrant against all expenses (including attorneys’ fees) and amounts paid in settlement incurred in connection with any action by or in the right of the registrant brought against such person by virtue of his or her position as a director or officer of the registrant if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the registrant, except that no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the registrant, unless a court determines that, despite such adjudication but in view of all of the circumstances, he or she is entitled to indemnification of such expenses.

      Notwithstanding the foregoing, to the extent that a director or officer has been successful, on the merits or otherwise, including the dismissal of an action without prejudice, such person is required to be indemnified by the registrant against all expenses (including attorneys’ fees) incurred in connection therewith. Expenses shall be advanced to a director or officer at his or her request, provided that such person undertakes to repay the amount advanced if it is ultimately determined that he or she is not entitled to indemnification for such expenses.

      Indemnification is required to be made unless the registrant determines that the applicable standard of conduct required for indemnification has not been met. In the event of a determination by the registrant that the director or officer did not meet the applicable standard of conduct required for indemnification, or if the registrant fails to make an indemnification payment within 60 days after such payment is claimed by such person, such person is permitted to petition the court to make an independent determination as to whether such person is entitled to indemnification. As a condition precedent to the right of indemnification, the director or officer must give the registrant notice of the action for which indemnity is sought and the registrant has the right to participate in such action or assume the defense thereof.

      Article Ninth of the registrant’s charter further provides that the indemnification provided therein is not exclusive, and provides that in the event that the Delaware General Corporation Law is amended to expand the indemnification permitted to directors or officers the registrant must indemnify those persons to the fullest extent permitted by such law as so amended.

      The indemnification provisions contained in our charter and by-laws are not exclusive of any other rights to which a person may be entitled by law, agreement, vote of stockholders or disinterested directors, or otherwise. In addition, we maintain insurance on behalf of our directors and officers insuring them against liabilities asserted against them in their capacities as directors or officers or arising out of such statuses.

      In the underwriting agreement, if any, entered into with respect to an offering of securities registered hereunder, the underwriters will agree to indemnify, under certain conditions, us, our directors, certain of our officers and persons who control us within the meaning of the Securities Act, against certain liabilities.

Item 16.     Exhibits and Financial Statement Schedules.

      The following exhibits are included as part of this registration statement.

			Incorporated by Reference
		Filed with
Exhibit		This			Exhibit
Number	Description	Form S-3/A	Form	Filing Date with SEC	Number

1	The form of equity underwriting agreement will be filed as an exhibit to a current report on Form 8-K of Art Technology Group, Inc. and incorporated herein by reference
4.1	Amended and Restated Certificate of Incorporation of Art Technology Group, Inc.		S-8	June 12, 2003	4.1
4.2	Amended and Restated By-Laws of Art Technology Group, Inc.		S-3	July 6, 2001	4.2
4.3	Specimen common stock certificate		S-1/A	July 13, 1999	4
4.4	The form of any certificate of designation with respect to any preferred stock issued hereunder and the related form of preferred stock certificate will be filed as exhibits to a current report on Form 8-K of Art Technology Group, Inc. and incorporated herein by reference
4.5	The form of any warrant to purchase common stock or preferred stock issued hereunder will be filed as an exhibit to a current report on Form 8-K of Art Technology Group, Inc. and incorporated herein by reference
4.6	Rights Agreement dated September 26, 2001 between Art Technology Group, Inc. and EquiServe Trust Company, N.A., as rights agent		8-K	October 2, 2001	4.1
5	Legal opinion of Hale and Dorr LLP		S-3	November 12, 2003	5
23.1	Consent of Ernst & Young LLP	X
23.2	Notice Regarding Consent of Arthur Andersen LLP	X
23.3	Consent of Hale and Dorr LLP (contained in Exhibit 5)		S-3	November 12, 2003	23.3
24	Power of Attorney (included on page II-5 of the initial Registration Statement)		S-3	November 12, 2003	24

Item 17.	Undertakings.

      The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      The registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the indemnification provisions described herein, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, The Commonwealth of Massachusetts, on May 21, 2004.

ART TECHNOLOGY GROUP, INC.

By:	/s/ EDWARD TERINO

Edward Terino

Chief Financial Officer

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated as of May 21, 2004.

Signature		Title

* Robert D. Burke		President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ EDWARD TERINO Edward Terino		Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

* Paul G. Shorthose		Chairman of the Board

* John R. Held		Director

* Ilene H. Lang		Director

* Mary Makela		Director

* Phyllis S. Swersky		Director

By:	/s/ EDWARD TERINO Edward Terino Attorney-in-Fact

EXHIBIT INDEX

			Incorporated by Reference
		Filed with
Exhibit		This			Exhibit
Number	Description	Form S-3/A	Form	Filing Date with SEC	Number

1	The form of equity underwriting agreement will be filed as an exhibit to a current report on Form 8-K of Art Technology Group, Inc. and incorporated herein by reference
4.1	Amended and Restated Certificate of Incorporation of Art Technology Group, Inc.		S-8	June 12, 2003	4.1
4.2	Amended and Restated By-Laws of Art Technology Group, Inc.		S-3	July 6, 2001	4.2
4.3	Specimen common stock certificate		S-1/A	July 13, 1999	4
4.4	The form of any certificate of designation with respect to any preferred stock issued hereunder and the related form of preferred stock certificate will be filed as exhibits to a current report on Form 8-K of Art Technology Group, Inc. and incorporated herein by reference
4.5	The form of any warrant to purchase common stock or preferred stock issued hereunder will be filed as an exhibit to a current report on Form 8-K of Art Technology Group and incorporated herein by reference
4.6	Rights Agreement dated September 26, 2001 between Art Technology Group, Inc. and EquiServe Trust Company, N.A., as rights agent		8-K	October 2, 2001	4.1
5	Legal opinion of Hale and Dorr LLP		S-3	November 12, 2003	5
23.1	Consent of Ernst & Young LLP	X
23.2	Notice Regarding Consent of Arthur Andersen LLP	X
23.3	Consent of Hale and Dorr LLP (contained in Exhibit 5)		S-3	November 12, 2003	23.3
24	Power of Attorney (included on page II-5 of the initial Registration Statement)		S-3	November 12, 2003	24